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                                                                    EXHIBIT 12.1

                          CHEMICAL BANKING CORPORATION
                                AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Year Ended December 31, 1995 (in millions, except ratios)
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EXCLUDING INTEREST ON DEPOSITS
Income before income taxes and effect of accounting change                                                             $2,976
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Fixed charges:
  Interest expense                                                                                                      2,772
  One third of rents, net of income from subleases(a)                                                                      90
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Total fixed charges                                                                                                     2,862
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Less: Equity in undistributed income of affiliates                                                                       (110)
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Earnings before taxes, fixed charges and effect of accounting change, excluding capitalized interest                   $5,728
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Fixed charges, as above                                                                                                $2,862
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Preferred stock dividends                                                                                                 105
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Fixed charges including preferred stock dividends                                                                      $2,967
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Ratio of earnings to fixed charges and preferred stock dividend requirements                                             1.93
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INCLUDING INTEREST ON DEPOSITS
Fixed charges including preferred stock dividends, as above                                                            $2,967
Add: Interest on deposits                                                                                               3,657
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Total fixed charges including preferred stock dividends and interest on deposits                                       $6,624
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Earnings before taxes, fixed charges and effect of accounting change, excluding capitalized interest, as above         $5,728
Add: Interest on deposits                                                                                               3,657
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Total earnings before taxes, fixed charges, effect of accounting change and interest on deposits                       $9,385
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Ratio of earnings to fixed charges and preferred stock dividend requirements                                             1.42
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(a) The proportion deemed representative of the interest factor.

                                                                             93